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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Summary Consolidated Financial Information", "Selected Historical Financial Data" and "Experts" and to the use of our report dated June 5, 2008, except for Note 17, as to which the date is July 22, 2008 in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-142383) and related Prospectus of GT Solar International, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 22, 2008

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Consent of Independent Registered Public Accounting Firm